UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:   December 6, 2005
(Date of earliest event reported)

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-8672

Minnesota	41-1276891
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Lillehei Plaza, St. Paul, Minnesota 55117
(Address of principal executive offices, including zip code)

(651) 483-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

        On December 6, 2005, St. Jude Medical, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC (the “Underwriter”), whereby the Company agreed to sell and the Underwriter agreed to purchase, subject to and upon terms and conditions set forth therein, $600 million in aggregate principal amount of the Company’s 2.800% Convertible Senior Debentures due 2035 (the “Debentures”) to be issued under the Indenture referred to below. In addition, pursuant to the Underwriting Agreement, the Company granted to the Underwriter an option to purchase up to an additional $60 million in aggregate principal amount of the Debentures, which was exercised in full. The Debentures are being offered and sold under the Company’s effective Registration Statement on Form S-3 (File No. 333-130138) filed with the Securities and Exchange Commission on December 5, 2005. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Underwriter and its affiliates have provided and may in the future provide, various investment banking, commercial banking and other financial services to the Company for which services they have received, and may in the future receive, customary fees. The Underwriter acted as the Company’s advisor and dealer-manager in connection with the Company’s acquisition of Advanced Neuromodulation Systems, Inc. and received customary fees in connection therewith. In addition, an affiliate of Banc of America is an agent and lender under certain of the Company’s credit facilities and receives customary fees in connection therewith. The Underwriter also acts as a dealer under the Company’s commercial paper program.

        On December 12, 2005, the Company entered into an Indenture (the “Indenture”) with U.S. Bank National Association (“U.S. Bank”), a national banking association, as trustee, regarding the Debentures. The Indenture sets forth the rights and governing provisions of the Debentures, including:

        Interest Payments.   The Company will pay interest on the Debentures on June 15 and December 15 of each year, beginning June 15, 2006, at an annual rate of 2.800%. In addition, the Company will pay contingent interest during any six-month period from June 15 to December 14 and from December 15 to June 14, commencing with the period beginning December 15, 2006, if the average market price of a Debenture for the five consecutive trading days immediately before the last trading day before the relevant six-month period equals or exceeds 120% of the principal amount of the Debentures. The amount of contingent cash interest, if any, payable per Debenture in respect of any six-month period will equal 0.25% per year of the average trading price of a Debenture for the five trading day period referred to above.

        Conversion.   The Debentures will be convertible, at the holder’s option, into cash and shares of the Company’s common stock, par value $0.10 per share, if any, at a conversion rate of 15.5009 shares per $1,000 principal amount of Debentures (equivalent to an initial conversion price of approximately $64.51 per share), subject to adjustment as described in the Indenture, at any time before the stated maturity, from and after the date of the following events:

•	during any fiscal quarter after the fiscal quarter ending December 31, 2005, if the last reported sale price of the Company’s common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the previous fiscal quarter exceeds 130% of the conversion price on that 30th trading day;

•	subject to certain limitations, if the trading price of the Debentures falls below a specified threshold;

•	if the Company has called the Debentures for redemption;

•	on or after December 15, 2034; or

•	on the occurrence of the specified corporate transactions described in the Indenture.

        On conversion, the Company will deliver cash equal to the lesser of the aggregate principal amount of the Debentures to be converted and the Company’s total conversion obligation and shares of the Company’s common stock in respect of the remainder, if any, of the Company’s conversion obligation. If certain corporate transactions occur on or before December 15, 2006, the Company will increase the conversion rate by a number of additional shares of common stock or, in lieu thereof, the Company may in certain circumstances, elect to adjust the conversion rate and related conversion obligation so that the Debentures are convertible into shares of the acquiring or surviving company.

        Redemption.   The Company may redeem some or all of the Debentures for cash at any time on or after December 15, 2006 at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed, plus any accrued and unpaid interest, including contingent interest, if any, to the redemption date.

        Repurchase.   The Debenture holders may require the Company to repurchase all or a portion of their Debentures on December 15, 2006, 2008, 2010, 2015, 2020, 2025 and 2030 or, subject to specified conditions, upon the occurrence of a fundamental change (as described in the Indenture), in each case, at a purchase price equal to 100% of the principal amount of the Debentures to be repurchased plus accrued and unpaid interest, including contingent interest, if any, to the repurchase date.

        U.S. Bank is a lender under the Company’s Multi-Year $350,000,000 Credit Agreement, dated as of September 11, 2003, among the Company, as the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer and Lender, the Bank of Tokyo-Mitsubishi, Ltd. and ABN Amro Bank N.V., as Co-Syndication Agents, Bank One, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the other lenders party thereto and is also a lender under the Company’s Multi-Year $400,000,000 Credit Agreement, dated as of September 28, 2004, among the Company, as the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer and Lender, the Bank of Tokyo-Mitsubishi, Ltd., as Syndication Agents, Bank One, NA, Wells Fargo Bank, N.A. and Suntrust Bank, as Co-Documentation Agents, and the other lenders party thereto.

        The foregoing descriptions do not purport to be complete descriptions of the terms of the Underwriting Agreement, the Indenture, the Debentures or the rights of the holders of the Debentures. Such descriptions are qualified in their entirety by the terms of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K, and the terms of the Indenture and the Form of Convertible Senior Debenture Due 2035, which are attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits

1.1	Underwriting Agreement between St. Jude Medical, Inc. and Banc of America Securities LLC, dated December 6, 2005.

4.1	Indenture between St. Jude Medical, Inc. and U.S. Bank National Association, as trustee, dated as of December 12, 2005 (including Form of Convertible Senior Debenture Due 2035).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to  be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

By:	/s/ Kevin T. O’Malley
Kevin T. O’Malley Vice President and General Counsel

Date:   December 12, 2005

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement between St. Jude Medical, Inc. and Banc of America Securities LLC, dated December 6, 2005.

4.1	Indenture between St. Jude Medical, Inc. and U.S. Bank National Association, as trustee, dated as of December 12, 2005 (including Form of Convertible Senior Debenture Due 2035).